UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010

ICONIC BRANDS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53162	13-4362274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1174 Route 109, Lindenhurst, NY	11757
(Address of Principal Executive Offices)	(Zip Code)

(631) 991-3174
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-Looking Statements

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Item 1.02 Termination of a Material Definitive Agreement

On August 20, 2010, Iconic Brands, Inc. (the “Company”), a public reporting company that trades on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “ICNB,” and developer and marketer of celebrity branded alcoholic beverages, entered into a Termination Agreement with Seven Cellos, LLC, attached hereto as Exhibit 10.1 (the “Termination Agreement”). Pursuant to the terms thereof, the Company and Seven Cellos, LLC terminated the License Agreement entered into on April 26, 2007 (the “License Agreement), the terms of which granted the Company certain rights pertaining to the name and likeness of Danny DeVito in connection with the manufacture, distribution and promotion of an alcoholic beverage known as “Danny DeVito’s Premium Limoncello.” The Termination Agreement was effective August 20, 2010. The Company has no further rights to manufacture, distribute, promote or otherwise exploit, or to license or otherwise grant or transfer to third parties any such rights pertaining to the name and likeness of Danny DeVito.

The description of the terms and conditions of the Termination Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of such document attached hereto as Exhibit 10.1 and incorporated herein by reference.

On August 25, 2010, Specialty beverage and Supplement Inc. (“SBSI”), a company dedicated to the production, distribution and marketing of functional drinks, energy drinks, sports drinks and wellness beverages, terminated the Letter Of Intent executed on July 9, 2010 (the “LOI”) by and between SBSI and the Company whereby the Company proposed to purchase the assets and operations of SBSI. As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2010, the LOI was intended to serve as an outline of certain material terms of a proposed transaction and was subject to, among other things, due diligence, execution of definitive transaction documents, and the satisfaction of customary terms and conditions. SBSI notified the Company on August 25, 2010 that the proposed agreement depicted in the LOI was terminated effective August 24, 2010.

The Company’s management team believes it cannot fulfill its fiduciary obligations by pursuing the transaction as structured in the LOI. Nonetheless, the management team is open to continuing discussions with stockholders regarding the proposed transaction or other strategic alternatives for the Company.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Transaction

On August 20, 2010, the holders of a Promissory Note in the aggregate amount of $500,000 principal indebtedness dated June 5, 2009 (the “Promissory Note”), by way of a Notice of Default attached hereto as Exhibit 10.2 (the “notice of Default”), exercised their right, pursuant to Section 3(c) of the Promissory Note, to accelerate the maturity of principal and interest and to require that all unpaid amounts under the Promissory Note be paid with interest by September 1, 2010. The Company does not have the resources to pay the amount due on the obligations. The Company also determined that the magnitude of the indebtedness accelerated would exceed the current market value of the assets pledged as collateral.

The Company has begun discussions with holders of the Promissory Note regarding the exercise of their remedies and ways to preserve the Company’s value. The Company is also actively engaged in similar discussions with other creditors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1           Termination Agreement, dated August 20, 2010.
10.2           Notice of Default, dated August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ICONIC BRANDS, INC.

Date: August 26, 2010	By:	/s/ Richard DeCicco
Richard DeCicco
President, Chief Executive Officer and Director